Exhibit 99.1

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports First Quarter Fiscal Year 2026 Results

●	Total investment income was $1.2 million compared with $2.0 million in the prior-year period, primarily reflecting lower interest and fee income and the impact of non-accruals

●	Net asset value (NAV) per share was $17.16 at March 31, 2026

●	Realized gain of $1.1 million during the quarter from portfolio exit

●	Deployed $5.1 million into new and follow-on investments during the quarter

●	Declared quarterly dividend of $0.29 per share for second quarter 2026

●	Board of Directors renewed $1.5 million share repurchase program

BUFFALO, NY, May 6, 2026 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the first quarter ended March 31, 2026.

“Our first quarter results reflect a transition period for Rand as we continued to push for new investment origination,” said Daniel P. Penberthy, President and Chief Executive Officer of Rand. “Our total investment income and net investment income were lower than the prior-year period, due to the impact of non-accruals and a smaller income-producing portfolio following 2025 repayments. At the same time, we generated meaningful realized gains on portfolio activity during the quarter and began deploying capital into new and existing investments, including AME Holdco and additional capital to select existing portfolio companies. We are hopeful that the work completed in 2025 has created a foundation for more active capital deployment in 2026, and we remain focused on rebuilding the portfolio thoughtfully, preserving credit quality and supporting consistent earnings and the regular dividend over time.”

First Quarter Review (compared with the prior-year period unless otherwise noted)

●	Total investment income of $1.2 million decreased $768,000, or 38%, from $2.0 million in the first quarter of 2025, primarily reflecting lower interest income from portfolio companies. The change was primarily driven by a 30% reduction in interest income from portfolio companies, reflecting the repayment of five debt instruments over the past year. Lower fee income also contributed to the year-over-year decrease. Payment-in-kind (PIK) interest remained a substantial component of investment income during the quarter, as certain portfolio companies continued to utilize this feature. For the first quarter of 2026, non-cash PIK interest totaled $244,000, representing 20% of total investment income, compared with 31% in the prior-year period.

●	Total expenses decreased 19% to $642,000 compared with $791,000 in the same period last year, primarily reflecting lower base management fees and no income-based incentive fee accrual in the first quarter of 2026.

●	Adjusted expenses, which exclude capital gains incentive fees, and is a non-GAAP financial measure, were $642,000 compared with $866,000 in the first quarter of 2025. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

Rand Capital Reports First Quarter Fiscal Year 2026 Results

May 6, 2026

●	Net investment income was $545,000, or $0.18 per share, compared with $1.2 million, or $0.42 per share, in the first quarter of 2025. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee, was $0.18 per share, compared with $0.40 per share in last year’s first quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of March 31, 2026, Rand’s investment portfolio had a fair value of $51.5 million, compared with $48.5 million at December 31, 2025. The portfolio consisted of investments in 20 portfolio businesses and was comprised of approximately 80% debt investments and 20% equity investments.

The annualized weighted average yield of debt investments, including PIK interest, was 9.43% at March 31, 2026, compared with 11.3% at December 31, 2025. This decline in the annualized weighted average yield primarily reflects the impact of non-accruals, including BMP Food Service Supply Holdco, LLC (FSS) and Mountain Regional Equipment Solutions (MRES), which were each placed on non-accrual status beginning in the fourth quarter of 2025.

First Quarter 2026:

●	Closed a new investment in AME Holdco LLC consisting of a $3.0 million term loan at 13% and a $1.0 million equity investment. AME provides auto center design and installation services.

●	Participated with a co-investor in the buyout of MRES senior credit. Rand’s pro rata investment was approximately $678,000, which positioned the investor group, which includes Rand, in a controlling position in the bankruptcy process.

●	Funded a $400,000 follow-on debt investment in FSS. At quarter end, Rand’s total investment in FSS was valued at $4.3 million.

●	Funded a $50,000 follow-on equity investment in Caitec, Inc.

●	Exited Seybert’s Billiards, doing business as The Rack Group, in March 2026. Rand had previously received repayment of its original $7.5 million debt investment and, during the first quarter, sold its remaining equity holdings for proceeds of approximately $1.3 million, which resulted in a realized gain of $1.1 million.

Liquidity and Capital Resources

Rand ended the quarter with $331,000 in cash and cash equivalents, compared with $4.2 million at December 31, 2025. The Company had $500,000 outstanding on its line of credit as of March 31, 2026, at an approximate interest rate of 7.2%, with estimated remaining availability of approximately $20.1 million. The facility, which matures in 2027, permits up to $25 million in borrowings subject to compliance with borrowing conditions and portfolio eligibility requirements.

The Company did not repurchase any outstanding common stock during the first quarter of 2026. Rand’s Board of Directors renewed the share repurchase program authorizing the purchase of up to $1.5 million in additional Rand common stock. The shares may be repurchased from time to time in the open market and in accordance with applicable regulations of the Securities and Exchange Commission. The stock repurchase program does not obligate the Company to purchase any shares, and the timing and exact amount of any repurchases will depend on various factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and other factors. The renewed stock repurchase program expires on April 22, 2027, and may be suspended, terminated or amended by the Board at any time prior to the expiration date.

Rand Capital Reports First Quarter Fiscal Year 2026 Results

May 6, 2026

Dividends

On February 25, 2026, Rand declared its regular quarterly cash dividend of $0.29 per share, which was paid during the first quarter to shareholders of record as of March 11, 2026.

On April 29, 2026, Rand declared its regular quarterly cash dividend of $0.29 per share, which will be payable on or about June 10, 2026, to shareholders of record as of May 27, 2026.

Webcast and Conference Call

Rand will host a conference call and webcast on Wednesday, May 6, 2026, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

A telephonic replay will be available from 4:30 p.m. Eastern Time on the day of the call through Wednesday, May 20, 2026. To listen to the archived call, dial (412) 317-6671 and enter replay pin 13759810. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:

Daniel P. Penberthy	Craig P. Mychajluk / Deborah K. Pawlowski
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3832 / 716-843-3908
invest@randcapital.com	cmychajluk@allianceadvisors.com
dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports First Quarter Fiscal Year 2026 Results

May 6, 2026

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	March 31, 2026 (Unaudited)	December 31, 2025
ASSETS
Investments at fair value:
Control investments (cost of $6,563,940 and $6,563,940, respectively)	$1,400,000	$1,400,000
Affiliate investments (cost of $45,891,354 and $40,867,599, respectively)	39,759,324	36,775,685
Non-Control/Non-Affiliate investments (cost of $9,709,789 and $9,630,860, respectively)	10,383,740	10,304,811
Total investments, at fair value (cost of $62,165,083 and $57,062,399, respectively)	51,543,064	48,480,496
Cash and cash equivalents	330,550	4,208,948
Interest receivable (net of allowance of $25,337)	244,962	168,039
Prepaid income taxes	322,186	283,581
Other assets	73,864	54,248
Total assets	$52,514,626	$53,195,312
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$532,591	$519,287
Accounts payable and accrued expenses	99,873	101,975
Line of credit	500,000	—
Deferred revenue	427,307	390,597
Total liabilities	1,559,771	1,011,859
Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 3,037,709; shares outstanding: 2,969,814 at 3/31/26 and 12/31/25	303,771	303,771
Capital in excess of par value	64,063,157	64,063,157
Treasury stock, at cost: 67,895 shares at 3/31/26 and 12/31/25	(1,566,605)	(1,566,605)
Total distributable earnings	(11,845,468)	(10,616,870)
Total stockholders’ equity (net assets) (per share – 3/31/26: $17.16; 12/31/25: $17.57)	50,954,855	52,183,453
Total liabilities and stockholders’ equity (net assets)	$52,514,626	$53,195,312

Rand Capital Reports First Quarter Fiscal Year 2026 Results

May 6, 2026

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
Investment income:
Interest from portfolio companies:
Control investments	$8,896	$—
Affiliate investments	953,175	1,282,859
Non-Control/Non-Affiliate investments	220,688	394,307
Total interest from portfolio companies	1,182,759	1,677,166
Interest from other investments:
Non-Control/Non-Affiliate investments	13,801	10,383
Total interest from other investments	13,801	10,383
Dividend and other investment income:
Affiliate investments	—	13,125
Total dividend and other investment income	—	13,125
Fee income:
Control investments	4,516	4,516
Affiliate investments	35,001	131,755
Non-Control/Non-Affiliate investments	3,772	170,959
Total fee income	43,289	307,230
Total investment income	1,239,849	2,007,904
Expenses:
Base management fee	189,695	252,208
Income based incentive fees	—	119,673
Capital gains incentive fees	—	(75,000)
Interest expense	29,610	36,486
Professional fees	223,622	208,842
Stockholders and office operating	61,269	90,763
Directors’ fees	73,375	63,850
Administrative fees	50,700	48,750
Insurance	9,972	13,162
Corporate development	3,674	6,994
Bad debt expense	—	25,337
Total expenses	641,917	791,065
Net investment income before income taxes:	597,932	1,216,839
Income tax expense (benefit)	52,905	(1,276)
Net investment income	545,027	1,218,115
Net realized gain on sales and dispositions of investments:
Affiliate investments	1,075,571	925,357
Non-Control/Non-Affiliate investments	—	(25)
Net realized gain on sales and dispositions of investments	1,075,571	925,332
Net change in unrealized appreciation/depreciation on investments:
Control investments	—	(875,000)
Affiliate investments	(2,040,116)	(423,384)
Change in unrealized appreciation/depreciation before income taxes	(2,040,116)	(1,298,384)
Deferred income tax (benefit) expense	(52,049)	3,616
Net change in unrealized appreciation/depreciation on investments	(1,988,067)	(1,302,000)
Net realized and unrealized loss on investments	(912,496)	(376,668)
Net (decrease) increase in net assets from operations	$(367,469)	$841,447
Weighted average shares outstanding	2,969,814	2,869,339
Basic and diluted net (decrease) increase in net assets from operations per share	$(0.12)	$0.29

Rand Capital Reports First Quarter Fiscal Year 2026 Results

May 6, 2026

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets
(Unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
Net assets at beginning of period	$52,183,453	$65,332,520
Net investment income	545,027	1,218,115
Net realized gain on sales and dispositions of investments	1,075,571	925,332
Net change in unrealized appreciation/depreciation on investments	(1,988,067)	(1,302,000)
Net (decrease) increase in net assets from operations	(367,469)	841,447
Declaration of dividend	(861,129)	(862,714)
Net assets at end of period	$50,954,855	$65,311,253

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses/(credits) for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended March 31, 2026	Three months ended March 31, 2025

Total expenses	$641,917	$791,065
Exclude credits for capital gains incentive fees	-	(75,000)
Adjusted total expenses	$641,917	$866,065

Reconciliation of GAAP Net Investment Income per Share to
Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The per share amounts for the first quarter of 2026 were computed using 2,969,814 weighted average shares outstanding. This compared with 2,869,339 weighted average shares outstanding for the first quarter of 2025.

	Three months ended March 31, 2026	Three months ended March 31, 2025

Net investment income per share	$0.18	$0.42
Exclude credits for capital gains incentive fees per share	-	(0.02)
Adjusted net investment income per share	$0.18	$0.40

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